UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

Oxley Bridge Acquisition Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42713	98-1810002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Seymour Street
Vancouver, BC V6B 5A6,
Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (778) 653-3584

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	OBAWU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	OBA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	OBAWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors.

On July 16, 2026, Jack Cho resigned as a member of the Board of Directors (the “Board”) of Oxley Bridge Acquisition Limited (the “Company”). Prior to his resignation, Mr. Cho served as a member and chair of the Audit Committee and a member of Compensation Committee of the Company. Mr. Cho’s decision to resign from the Board was not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices.

On July 16, 2026, the Board appointed Mr. Enrique Gonzalez as a member of the compensation committee of the Board, Mr. Wee Leong Gan as chair of the audit committee of the Board (the “Audit Committee”) and Ms. Norma Chu as a member of the Audit Committee, to fill the vacancies caused by the resignation of Mr. Cho, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXLEY BRIDGE ACQUISITION LIMITED

By:	/s/ Jonathan Lin
	Name:	Jonathan Lin
	Title:	Chief Executive Officer

Dated: July 20, 2026

2